Exhibit 99.1

Tallgrass Energy Partners' CEO to Present at Kelso & Company Conference

OVERLAND PARK, Kan.--(BUSINESS WIRE)--April 30, 2014--Tallgrass Energy Partners, LP (NYSE: TEP) ("Tallgrass") today announced that its President and Chief Executive Officer, David G. Dehaemers, Jr., will make a presentation to the investors of Kelso & Company on May 1, 2014 in New York, New York. Related slides will be posted on Tallgrass' website on the morning of May 1, 2014. Unitholders and other interested parties are invited to view the materials under the investor relations section at www.tallgrassenergy.com.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well-positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, (913) 928-6012
investor.relations@tallgrassenergylp.com